HCI Group Takes Strategic Steps To Better Position Company for Future Opportunities

Tampa, Fla. – January 22, 2024 – HCI Group, Inc. (NYSE: HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, along with its majority owned subsidiary, TypTap Insurance Group, Inc., announced today the undertaking of several strategic steps designed to increase operational and capital flexibility and to better position the company for future growth opportunities. These steps include the modification of the company’s relationship with Centerbridge Partners L.P., including extending the warrant held by Centerbridge and redeeming all outstanding preferred shares of TypTap Insurance Group held by Centerbridge.

“We are taking steps to simplify our balance sheet and give us maximum flexibility to pursue attractive opportunities in the future,” said Paresh Patel, HCI’s chairman and chief executive officer. “We believe this modification could lead to an immediate benefit to HCI’s financial results by eliminating future dividends that would have otherwise accrued on the preferred shares, but more importantly, gives the company added autonomy and flexibility to pursue future growth opportunities that could unlock additional shareholder value in the future.”

As part of the transaction, Centerbridge and HCI have agreed to extend the expiration date of the warrant currently held by Centerbridge to purchase up to 750,000 shares of HCI common stock. The amended and restated warrant extends the expiration as to 450,000 underlying warrant shares in 150,000-share increments during the period December 31, 2026 through December 31, 2028, and the expiration of the remaining 300,000 underlying warrant shares will remain the same as the originally scheduled expiration date of February 26, 2025. HCI will recognize a one-time non-cash deemed dividend related to the warrant extension in the first quarter of 2024. HCI and Centerbridge also entered into a registration rights agreement to grant resale registration rights to Centerbridge with respect to Centerbridge’s warrant and the shares of HCI common stock issuable pursuant to the warrant.

TypTap has also redeemed all of the TypTap Series A Preferred Stock held by Centerbridge -- more than one year before Centerbridge’s optional February 26, 2025 redemption date. The redemption totaled approximately $100 million plus accrued and unpaid dividends of approximately $2.9 million. The redemption results in the elimination of any future dividends that would have otherwise accrued on the preferred shares, including dividends at the increased dividend rate of 9.5% that would have commenced in February 2024. The redemption is being funded with cash on hand, as well as approximately $50 million from HCI’s existing credit facility with Fifth Third Bank.

HCI also announced today that it has filed a shelf registration statement on Form S-3 (the “Shelf Registration”). The Shelf Registration, which automatically became effective immediately on filing, replaces the company’s old universal shelf registration statement filed in September 2023 and permits the Company to offer and sell its common stock, preferred stock, debt securities, warrants, and stock purchase contracts and units, from time to time, subject to market conditions and our capital needs. The Shelf Registration will also enable Centerbridge to sell all or portion of the above-described amended and restated warrant or the shares issuable pursuant to the warrant.

As a part of the Shelf Registration, HCI also announced today the implementation of an “at-the-market” facility (the “ATM facility”) under which we would have the ability to raise up to $75 million through the issuance of new shares of common stock into the market if it were to so choose.

While the Company has no immediate plans to issue shares pursuant to the ATM facility or the Shelf Registration, which are intended to provide financial flexibility going forward, the use of proceeds of any such securities offered by the company will be described in detail in a prospectus supplement at the time of any such offering and which for the ATM facility are for working capital and other general corporate purposes, to the extent such shares are offered. Prospective investors, if we are to sell under the ATM facility, should read the company’s filings related to such offering and copies of the prospectus supplement and related prospectus may be obtained from Truist Securities, Inc., Attention: Prospectus Department, 303 Peachtree Street, Atlanta, GA 30308, telephone: 800-685-4786, or e-mail: TSIdocs@Truist.com. You may also obtain these documents free of charge by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offering may be made only by means of the prospectus included in the registration statement and one or more related prospectus supplements that may be used with respect to such offering.

HCI management will host a call to discuss events related to this press release.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com .

Date: Monday, January 22, 2024

Time: 4:45 p.m. Eastern time (1:45 p.m. Pacific time)

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 973164

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com .

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 49741

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary, business activities, including homeowners insurance, information technology services, insurance management, real estate, and reinsurance. HCI’s leading insurance operation, TypTap Insurance Company, is a technology-driven homeowners insurance company. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For example, HCI Group can give no assurance that the actions described herein will provide an immediate benefit to the company’s financial results. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:
Bill Broomall, CFA
Investor Relations
HCI Group, Inc.
Tel (813) 776-1012
wbroomall@typtap.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel 949-574-3860

HCI@gatewayir.com